UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2025, Viking Energy Group, Inc. (“Viking”), a wholly-owned subsidiary of Camber Energy, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Viking agreed to purchase (the “Purchase”) 51 units (the “Units”), representing 51% of the membership interests of Viking Distribution Solutions, LLC (“Viking Distribution”), from Milo Group, LLC (“Milo”).

Viking Distribution was formed on May 13, 2025, and Milo was issued all 100 units of Viking Distribution in consideration of Milo’s assignment to Viking Distribution (the “Assignment Agreement”) of all of Milo’s intellectual property and intangible assets, including patent rights, know-how, procedures, methodologies, and contract rights in connection with an electric distribution ground fault prevention trip signal engaging system, also referred to as the “broken conductor protection system” or “open conductor detection system”, and related issued patents, pending patents and/or patent application(s) including, without limitation, the following: (i) U.S. Patent No. 11,852,692, titled Electric Distribution Line Ground Fault Prevention Systems Using Dual, High Sensitivity Monitoring With High Sensitivity Relay Devices; (ii) U.S. Application No. 18/936,543 (JED-109C), titled Distribution Line Ground Fault Prevention With Blown Fuse Protection on Single Phase; (iii) U.S. Application No. 18/920,865 (JED-110C), titled Electric Distribution Line Ground Fault Prevention Device Using Dual Parameter High Sensitivity Monitoring Small Current Reduction With Small Increase in Negative Sequence Current; and (iv) PCT INT’L Application No. PCT/US23/83181 (JED-105PCT), titled Electric Distribution Line Ground Fault Prevention Systems Using Dual, High Sensitivity Monitoring With High Sensitivity Relay Devices.

The inventor associated with the aforementioned patents and/or patent applications is Robert Stuart, the same inventor or co-inventor associated with the following previously disclosed patents owned by Viking Protection Systems, LLC (“Viking Protection”), another majority-owned subsidiary of Viking:

Associated Application #	Description
U.S. No. 17/672,422	Electric Transmission Line Ground Fault Prevention Methods Using Dual, High Sensitivity Monitoring
U.S. No. 17/693,504	Electric Transmission Line Ground Fault Prevention Systems Using Dual, High Sensitivity Monitoring
U.S. No. 17/821,651	Electric Transmission Line Ground Fault Prevention systems using dual parameter monitoring with high sensitivity relay devices in parallel with low sensitivity relay devices
U.S. No. 18/227,670	Electric Transmission Line Ground Fault Prevention Methods Using Multi-Parameter High Sensitivity Monitoring
International Application No. PCT/US2024/010627	Electric Transmission Line Ground Fault Prevention Methods Using Multi-Parameter High Sensitivity Monitoring

On August 1, 2025, the closing of the Purchase occurred. Viking acquired 51 units (51%) of Viking Distribution from Milo for one hundred dollars, with Milo retaining the remaining 49 units (49%) of Viking Distribution. Contemporaneously with the closing, Viking and Milo then entered into an Operating Agreement as of August 1, 2025 (the “Operating Agreement”) governing the operation of Viking Distribution.

The patents and/or patent applications referenced above relate to the organization’s Broken Conductor Protection Technology, with Viking Distribution’s intellectual property portfolio relating to distribution power lines and Viking Protection’s intellectual property portfolio relating to transmission power lines.

The foregoing descriptions of the Purchase Agreement, Operating Agreement, and Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Operating Agreement, and Assignment Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.01.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, by and between Viking Energy Group, Inc., and Milo Group, LLC, dated as of August 1, 2025
10.2	Operating Agreement of Viking Distribution Solutions, LLC, by and between Viking Energy Group, Inc. and Milo Group, LLC, dated as of August 1, 2025
10.3	Assignment Agreement, by and between Milo Group LLC and Viking Distribution Solutions, LLC, dated as of August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: August 6, 2025	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

4